Exhibit 99.2

Press Release	Source: Wall Street Reporter Magazine; Shea Development Corp.

Frank Wilde, Chairman and CEO of Shea Development Corp., a Leading On-Demand Technology Company, to Present At Wall Street Reporter’s Small Cap Discovery Conference
Friday December 7, 11:00 am ET

NEW YORK, Dec. 7, 2007 (PRIME NEWSWIRE) — Frank Wilde, Chairman and CEO of Shea Development Corp. (OTC BB:SDLP.OB - News), the Dallas-based leader in the business process management industry, will be presenting at the Wall Street Reporter’s Small Cap Discovery Conference on December 12th. The event will be held at the Harvard Club in New York City and will attended by over 100 investors, fund managers, analysts, and investment bankers — representing approximately $10 Billion in investment capital.

“We are happy to be a part of this premier event and excited to have the opportunity to present to so many outstanding investors,” says Frank Wilde, Chairman and CEO of Shea Development Corp. (OTC BB:SDLP.OB - News). In his presentation, he will be discussing the direction and recent strategic acquisitions of this innovative technology company, which provides sophisticated On-Demand solutions for a large and diverse customer base.

A leader in this fast-growing industry, Shea Development Corp. (OTC BB:SDLP.OB - News) has a strong track record of delivering mission-critical, reliable solutions on custom, mid-to-large-scale software systems for government, commercial, and utility customers. Their business process management software solutions and services improve their customers’ ability to make better decisions, manage critical business processes, reduce expenditures, and improve efficiency.

Shea serves its customers through its subsidiaries Riptide Software, Inc., Bravera Inc., and its MeterMesh products, and currently maintains offices in Reston, Virginia; Orlando, Florida; and Ft. Worth, Texas. For more information about Shea and its subsidiaries, please visit http://www.riptidesoftware.com.

Other CEOs presenting at the event will include: Terry Klassen, CEO of Growers Direct Coffee Company, Inc. (OTC BB:GWDC.OB - News); Pete Ianace, CEO of ESPRE Solutions, Inc. (Other OTC:EPRT.PK - News); and George Davis, CEO of Avatech Solutions, Inc. (OTC BB:AVSO.OB - News).

According to Jack Marks, Publisher and CEO of Wall Street Reporter, “These companies all represent the kind of undiscovered opportunities that our audience of investment professionals is eager to uncover.”

“Over the past five years,” adds Marks, “these conferences have been a springboard for growth in the presenting companies.” Some examples include:

• Simulations Plus, whose stock rose 825%.

• Hana Biosciences, which gained 720%.

• ECU Silver Mining, an 845% increase.

• BioSante Pharmaceuticals, who experienced growth of 725%.

Registration for the event, which begins at 4:30 PM and ends at 7:30 PM, is free for qualified investment professionals. Presentations will be followed by a networking cocktail reception sponsored by vFinance, Marks Value Partners, and Wall Street Ideas. Registration information for the event is available at the conference website, http://www.wallstreetreporter.com/sdc. In addition, the presentations will be webcast live and available for download on the website after the event.

Wall Street Reporter (Est. 1843) is the premier source of investment information on global small-cap public companies in high-growth sectors. Through their magazines, special reports, website, and conferences, WSR presents unique opportunities for discovering stocks before they appear on the radar of Wall Street. Visitors to their website, http://www.wallstreetreporter.com, can listen to and view exclusive audio and video from an extensive library of CEO interviews, analyst roundtables, and conference webcast presentations, as well as subscribe to WSR’s “Smart Money Alert” — a weekly update of stock picks and timely market insights from top analysts and stock gurus.

For information on presenting at Wall Street Reporter’s upcoming Small Cap Discovery Conferences in New York or Los Angeles, or their Global Capital Summit in Dubai in 2008, contact Jack Marks, CEO and Publisher, at 212-363-2600.

Contact:

Wall Street Reporter

Jack Marks

212-363-2600

Shea Development Corp.

Frank Wilde

650-450-0353

Source: Wall Street Reporter Magazine; Shea Development Corp.